UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 14, 2012
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 14, 2012, Kaiser Aluminum Corporation (the “Company”) issued a press release announcing its intention to offer $200.0 million in aggregate principal amount of senior notes due 2020 (the “Notes”), pursuant to an exemption under the Securities Act of 1933. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, acquisitions. The consummation of the offering of Notes is subject to market conditions. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits .

Exhibit
Number	Description
99.1	Press release dated May 14, 2012.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Assistant Secretary and Assistant General Counsel
Date: May 14, 2012

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated May 14, 2012.